Exhibit 10.1

SATISFACTION AND DISCHARGE OF indebtedness pursuant to

underwriting agreement dated August 9, 2022

MARCH 4, 2024

This Satisfaction and Discharge of Indebtedness (the “Satisfaction and Discharge”) is made and entered into to be effective as of March 4, 2024, by and between Embrace Change Acquisition Corp., a Cayman Island exempted company (the “Company”) and EF Hutton LLC, formerly known as EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Underwriting Agreement (as defined below).

RECITALS

WHEREAS, the Company and EF Hutton are parties to an Underwriting Agreement dated August 9, 2022 (the “Underwriting Agreement”);

WHEREAS, the Sections 1.3 and 3.16 of Underwriting Agreement provide the principal sum of $2,587,499 (the “Deferred Underwriting Commission”) shall be payable to EF Hutton upon the consummation of the Company’s initial business combination, and the Company agreed that it will cause the Trustee to pay the Deferred Underwriting Commission directly from the Trust Account to EF Hutton;

WHEREAS, pursuant to Section 1.4 of the Underwriting Agreement, the Company issued 73,929 “Issuance Shares” to Representative’s designees Kingswood Capital Partners, LLC, Joseph Rallo and David Boral, with each receiving 5,545, 34,192, 34,192 shares, respectively, which are currently held in restricted book entry form with the Company’s stock transfer agent, Continental Stock Transfer & Trust Company (“CST”) in which Kingswood Capital Partners, LLC, Messrs. Rallo and Boral cannot transfer, assign or sell any such Issuance Shares until the closing of the business combination;

WHEREAS, the Company has requested of EF Hutton that in lieu of the Company tendering the full amount of the Deferred Underwriting Commission in cash, EF Hutton accept cash and ordinary shares of the Company as satisfaction of the Deferred Underwriting Commission; and

WHEREAS, in lieu of collecting the full amount of the Deferred Underwriting Commission in cash at the time of the closing of the Business Combination, EF Hutton hereby agrees to accept as full satisfaction of the Deferred Underwriting Commission, the specific allocated payments of (1) $750,000 in cash on the date of the closing of the Business Combination (“Closing”) and (2) 200,000 of registered and unrestricted shares of the Company (the “Shares”), shall be issued and delivered to EF Hutton at Closing.

For clarity, this Agreement is not intended to, and shall not serve to affect, modify or amend the Underwriting Agreement. In addition, this Agreement is not intended to, and shall not serve to affect, modify or amend the Deferred Underwriting Commission unless or until the amounts specified in subsection (a) and (b) below are timely paid in full, which amounts are only due if the Closing occurs.

ARTICLE I

CONDITIONS TO SATISFACTION AND DISCHARGE

1.1	EF Hutton shall only acknowledge the satisfaction and discharge of the Deferred Underwriting Commission and will only acknowledge that the Company’s obligations to pay in cash the Deferred Underwriting Commission under the Underwriting Agreement have been satisfied and discharged, if the below conditions occur:

A.	On the closing date of the Business Combination, the Company wires $750,000 to the bank account of EF Hutton;

B.	On the closing date of the Business Combination, the Company issues to EF Hutton (or its designees) the Shares; and

C.	On the closing date of the Business Combination, the Company shall promptly instruct CST to remove all restrictive legends on the Issuance Shares.

1.2	If the conditions above are satisfied, EF Hutton acknowledges the satisfaction and discharge of the Deferred Underwriting Commission, except with respect to Article II below.

ARTICLE II

MISCELLANEOUS PROVISIONS

3.1	This Satisfaction and Discharge shall be governed by and construed in accordance with the laws of the State of New York.

3.2	This Satisfaction and Discharge may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

3.3	The Company hereby acknowledges and agrees that EF Hutton shall be entitled to all of their rights, protections, indemnities and immunities in connection with their execution of this Satisfaction and Discharge and the performance of any obligations hereunder or in connection herewith.

IN WITNESS WHEREOF, EF Hutton and the Company have caused their corporate names to be hereunto affixed, and this instrument to be signed by their respective authorized officers, all as of the day and year first above written.

EF HUTTON LLC

By:	/s/ Guarav Verma
Name:	Guarav Verma
Title:	Managing Director, Head of SPACs

EMBRACE CHANGE ACQUIISITION CORP.

By:	/s/ Jingyu Wang
Name:	Jingyu Wang
Title:	Chief Executive Officer

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